EXHIBIT 10.2


                        DATED THIS 23rd DAY OF APRIL 2007






                                     BETWEEN

                           M2B WORLD HOLDINGS LIMITED

                                       AND

                                  P T AGIS TBK

                  ********************************************

                           SALE AND PURCHASE AGREEMENT

                  ********************************************

THIS AGREEMENT is made on the 23rd day of April 2007

BETWEEN

1. M2B WORLD HOLDINGS LIMITED, a company incorporated in the British Virgin Island, and having its registered address at Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town Tortola, British Virgin Islands (the "Vendor");

AND

2. P T AGIS TBK a company incorporated in Indonesia, and having its place of business at Menara Kebon Sirih, 6th floor, JI, Kebon Sirih, Jakarta Pusat #17-19, 10340 Indonesia ("AGIS");

(the Vendor and AGIS, collectively, the "Parties")

WHEREAS

1. The Vendor is principally engaged in the business of investment holding and owning content rights used in the provision of broadband media entertainment and video on-demand (VOD) services. The Vendor is wholly owned by M2B World Asia Pacific Pte Ltd, which is in the business of the provision of broadband media entertainment and Video-on-demand (VOD) services.

2. AGIS is a company listed on the Indonesia Stock Exchange. AGIS will incorporate an investment holding entity in the British Virgin Island as a wholly-owned subsidiary ("SPV") soon as practicable after the date of this Agreement. SPV will in turn incorporate a new company in Indonesia ("PT Co") which will operate and manage the Assets (as defined below) (AGIS, SPV and PT Co collectively, the "Group").

3. The Vendor agrees to sell to AGIS and AGIS agrees to buy from the Vendor certain assets upon the terms and conditions set forth in this Agreement.

WHEREBY IT IS AGREED as follows:

1.    DEFINITIONS

1.1 In this Agreement, unless otherwise defined herein or the context otherwise requires, the following words and expressions shall bear the following meanings:

      "Accounts"         means the audited balance sheets of the Group at 31
                         December 2006, and the audited profit and loss accounts of the Group for the financial year ended 31 December
                         2006, including all notes and reports on such balance sheets and profit and loss accounts and documents required by law;

      "Assets" means collectively, the Domain Name and the IPTV platform;

      "Completion"       completion of the sale and purchase of the Assets
                         hereunder on Completion Date;


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

      "Completion Date"  30 June 2007 or such other date as the Parties hereto may agree in writing;

      "Domain Name"      means the web address to be mutually agreed upon and
                         under which the IPTV business will be operated within Indonesia;

      "IPTV" (Internet Protocol Television) refers to internet protocol platform developed by the Vendor under the Domain Name through which broadband media entertainment and video-on-demand (VOD) services are delivered and provided within Indonesia, further details of which are set out and described in SCHEDULE 1 of this Agreement;

      "IDR"              means the lawful currency of Indonesia;

      "Last Accounting
      Date"              means 31 December 2006;

      "Records"          means all the books, files, records and other documents
                         of the Vendor relating wholly or mainly to the Assets and in whatever medium so held.

      "S$"               means the lawful currency of Singapore;

      "Taxes" means all forms of taxes and includes (without limitation) goods and services tax or value-added tax, overseas taxation, corporation tax, income tax, Central Provident Fund or equivalent contributions, capital gains tax, share transfer tax, customs and other import duties, local governmental and municipal impositions, duties, levies and any payment whatsoever which may be payable as a result of the operation of any statutory provision relating to taxation and all penalties, charges and Interest relating to any claim for taxation or resulting from a failure to comply with the provisions of any statute relating to taxation;

      "US$" means the lawful currency of the United States of America.

1.2 References to Recitals, Clauses, Exhibits and Schedules are references to recitals and clauses of and exhibits and schedules to this Agreement.

1.3 The headings in this Agreement are inserted for convenience only and shall be ignored in construing this Agreement.

2.    SALE AND PURCHASE OF ASSETS AND LICENSING OF RIGHTS

2.1 The Vendor agrees to sell, transfer and assign to AGIS (under the name of SPV), and AGIS agrees to acquire all rights, title, estate and interests to and the full and exclusive benefit of the Domain Name with effect from the Completion Date, at the Consideration.

2.2 As part of the transfer and assignment of the Domain Name, the Vendor also agrees to grant AGIS (under the name of SPV) an exclusive right and licence in respect of the use of the intellectual property rights within Indonesia only associated with the IPTV platform and the video titles contained therein, on the terms and subject to the conditions of the licence agreement referred to in Clause 4.1(b) below. For the avoidance of doubt, nothing in this provision or this Agreement shall restrict or prevent the Vendor from granting any right and licence over or otherwise use the intellectual property rights associated with the IPTV platform and the video titles contained therein outside Indonesia.

3.    CONSIDERATION

3.1 The Parties hereto agree that the consideration for the transfer and licence of the Assets shell be US$15.0 million based on a mutually-agreed valuation of the Assets (the "Consideration").

3.2 The Consideration shall be fully satisfied on Completion by (a) the issue and allotment to the Vendor (or its nominee(s)) of 75 million new shares in the share capital of AGIS at Completion Date at an agreed issue price of IDR1300 per share and (b) the issue and allotment of such number of new shares in the share capital of SPV constituting 50% of the enlarged share capital of SPV (collectively, the "Consideration Shares"), such Consideration Shares to be credited as fully paid and free from all encumbrances and ranking pari passu in all respects with the ordinary shares in the capital of AGIS and SPV existing as at the Completion Date respectively.

4.    CONDITION PRECEDENTS AND COMPLETION

4.1 The Parties agree that the transactions contemplated under this Agreement shall be completed upon satisfaction, where applicable, of all the following conditions (the "Conditions Precedent"):-

      (a) satisfactory completion of the legal, financial and operational due diligence conducted by the Vendor and its advisors on the Group;

      (b) the Parties hereto having executed on or before Completion Date all the agreements and other written documents as may be necessary for the transaction contemplated hereunder including without limitation a shareholders' agreement between the Vendor and AGIS in respect of their respective shareholding interests in SPV and a licence agreement between the Vendor and SPV in respect of the intellectual property rights comprised in the IPTV platform and the video titles contained therein;

      (c) the acquisition and licence of the Assets by SPV and all the transactions contemplated under this Agreement having been approved by the shareholders of AGIS and the board of directors of AGIS and SPV and written evidence in respect thereof being provided to the Vendor;

      (d) all other necessary consents and approvals, if any, being granted and not withdrawn or revoked by third parties (including without limitation, government bodies, stock exchange and other relevant authorities having jurisdiction over the transactions contemplated under this Agreement) and if such consents are obtained subject to any condition(s) and where such condition(s) affect any of the Parties, such condition(s) being acceptable to the Party concerned and, if such condition(s) are required to be fulfilled before Completion, such condition(s) being fulfilled before Completion:

      (e) each of the warranties and undertakings in this Agreement remaining true and not misleading in any material respect at Completion, as if repeated at Completion and at all times between the date of this Agreement and Completion;

      (f) the Parties shall on Completion Date execute such further documents, agreements, deeds. and do such further acts and things, as may be required so that full affect shall be given to the provisions of this Agreement and the transactions contemplated under this Agreement;

      (g) SPV being duly and validly incorporated as a wholly-owned subsidiary of AGIS and PT Co being duly and validly incorporated as a wholly-owned subsidiary of SPV.

4.2 If the conditions set out in Clause 4.1 shall not have been fulfilled within two (2) months (or such shorter timeframe as the Parties hereto may mutually agree) from the date of this Agreement (or waived by the relevant parties or extended by mutual agreement between the parties), then the provisions of this Agreement shall (other than this Clause, Clause 5 (Warranties), Clause 6 (Liabilities for Breach), Clause 8 (Costs), Clause 9 (Governing Law) and Clause 10.7 (Confidentiality)) from such date ipso facto cease and determine and none of the Parties shall have any claim against the other for costs, damages, compensation or otherwise save in respect of any antecedent breach of this Agreement.

4.3 Completion of the transaction hereunder shall take place on Completion Date at Menara Kebon 6th floor, JI. Kebon Sirih, Jakarta Pusat #17-19, 10340 Indonesia.

4.4   On Completion Date, the Group shall:

      4.4.1 deliver to the Vendor duly certified copies of the relevant board and shareholder resolutions of the Group approving the execution of all relevant documents in connection with the Acquisition and the transactions contemplated herein including the allotment and issue of the Consideration Shares to the Vendor; and

      4.4.2 allot and issue the Consideration Shares to the Vendor, such Consideration Shares shall be credited as fully paid-up, free from all encumbrances and ranking pari passe in all respects with the ordinary shares in the capital of AGIS and SPV existing as at Completion.

4.5 Against compliance by the Group with the provisions of Clause 4.4 above, the Vendor shall:-


      4.5.1 deliver to AGIS the relevant documents of title and any requisite consent or license as may be required to vest in SPV the full benefit of the Domain Name; and

      4.5.2 deliver to the Group all its Records and other information relating to the Assets as the Group !nay reasonably require for the management and operation of the Assets.

4.6 The Parties shall do all acts and things end execute all documents as shall be necessary or expedient to give effect to Completion and transfer and licence of the Assets and the allotment and issue of the Consideration Shares upon the terms and conditions of this Agreement.

5. REPRESENTATIONS AND WARRANTIES

5.1   AGIS represents and warrants as follows that:-

      (a) it is a company duly established and validly existing under the laws of Indonesia;

      (b) it has full power end authority to enter into this Agreement and to perform its obligations hereunder;

      (c) the provisions of this Agreement constitutes its legal, valid and binding obligations on it enforceable in accordance with the terms hereof.

5.2 Each of the entities within the Group further represent, warrants and undertakes to the Vendor as an inducement to the Vendor to enter into this Agreement and it is a condition of this Agreement that save as disclosed herein or in the Accounts, each of the warranties contained in SCHEDULE 2 is, at the date hereof (where applicable (and will at Completion he completely true and accurate and not misleading in any materiel respect.

6.    LIABILITIES FOR BREACH

6.1 If either party hereto fails to fully perform or suspends the performance of its obligations hereunder and fails to rectify the aforesaid acts within 10 days of receipt of notice from the other party. the party shall be in breach of contract (the Defaulting Party").

6.2 If as a result of the breach of contract by the Defaulting Party and the non-defaulting party suffers any losses (including without limitation any loss of profits), the Defaulting Party shall compensate the non-defaulting party in respect of such losses. Such compensation shall be equivalent to the actual loss incurred by the non-defaulting party as a result of the breach of contract. In the event that a breach of contract is committed by more than one party, each party shall bear its proportional share of the liabilities arising from the breach of contract.

7.    TERMINATION

7.1 This Agreement may be terminated by either party, upon thirty (30) days' prior written notice to the other, if as a result of a Condition Precedent (as set out in Clause 4.1) not having been satisfied (or waived) the Completion has not occurred within four (4) months after the signing of this Agreement (or such further period as may be mutually agreed upon), provided however, that no party may give such notice of termination if such non-occurrence of Completion results directly or indirectly from such party's wilful breach of any provision of this Agreement.

7.2 In the even; that a termination of this Agreement occurs pursuant to Clause 7.1 above, the provisions of this Agreement shall terminate and have no effect and all obligations of the Parties.

8.    COSTS

8.1 All stamp and other duty and charges payable or arising in relation to the execution of this Agreement and the other documents described or contemplated herein, if any, shall be borne by the Group.

8.2 All expenses incurred by or on behalf of the Parties, including all fees of agents, solicitors and accountants, employed by either of them in connection with the negotiation, preparation and execution of this Agreement shall be borne solely by the party which incurred them.

9.    GOVERNING LAW AND DISPUTE SETTLEMENT

9.1   This Agreement shall be construed and governed by the laws of Singapore.

9.2 Each of the Parties hereby submit irrevocably to the non-exclusive jurisdiction of the courts of Singapore.

10.   MISCELLANEOUS

10.1 The Schedule sat out in this Agreement shall form an integrated part of this Agreement.

10.2 This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all prior discussions, negotiations and agreements between them.

10.3 If any clause or provision is held invalid for whatever reasons, unless the continuing performance of this entire Agreement is substantially affected by the invalidity of such clause or provision, such invalidity shall not affect the other clauses and provisions and such invalid clause or provision shall he deemed as having been deleted from this Agreement.

10.4 No variation or amendment to this Agreement shall he effective unless in writing and signed by both Parties.

10.5 Unless expressly provided to the contrary in this Agreement, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act, Chapter 538 of Singapore to enforce or to enjoy the benefit of any term of this Agreement.

10.6 Neither party shall assign all or any of its rights or transfer all or any of its obligations under this Agreement without a prior written consent of the other party.

10.7 The Parties agree to keep strictly secret and confidential, and under no circumstances to disclose to any person which is not a party to the Agreement, any information arising from or in connection with this Agreement unless disclosure of such information is expressly permitted by the prior written consent in writing of the other Party (such consent not to he unreasonably withheld).

      Notwithstanding Clause 10.6, the confidentiality obligation herein shall not apply to:

      (a) any information obtained from any Party hereto which becomes generally known to the public, other than by reason of any wilful or negligent act or omission of any Party hereto or any of their agents, advisers or employees:

      (b)   any information which is required to be disclosed by law; and

      (c) any information disclosed by any of the Parties to their respective bankers, financial advisers, consultants and legal or other advisers for the purpose of this Agreement and the transactions contemplated herein.


                [The rest of this page intentionally left blank]

IN WITNESS WHEREOF this Agreement was entered into on the day and year first above written.


Signed by                     )
for and on behalf of          )
M2B WORLD HOLDINGS LIMITED    )              /s/ signature
Name:                         )
Title:                        )


In the presence of:

/s/ Yvone Foong
------------------------
Name & Signature of Witness
Yvone Foong


Signed by                     )
for and on behalf of          )
PT AGIS TBK                   )              /s/ signature
Name:                         )
Title:                        )


In the presence of:

/s/ signature
------------------------
Name & Signature of Witness
Name

                                   SCHEDULE 1

                        Description of the IPTV Platform
                        --------------------------------

MIDDLEWARE FRONT END
Top level GUI providing access to:
-Program Schedule
-Favorite Channels
-VOD Contents
-Information Channels
-Games
-Helps
-User Admin

Additional Main Menu items can be added upon request.

MIDDLEWARE BACK END
Provision, Maintain, & Edit Live Unicast Channel Channel Meta Data Updates and Maintenance

Billing & Reporting Facilities:
Unlimited Hierarchy Management
Convergent prepaid and postpaid payments Invoice discounts & adjustments Customized Invoice & Report Generation Taxation Customer Care Web Uls with Dispute Management Accounting (Accounts Receiveable, Accounts Payable, Collections & Dunning)

Highdeal Transactive
Pricing, rating and settlement solution.

-Pricing flexibility
-Automatic Management of Partner Settlement Plans] Real-time Revenue Sharing -Comprehensive Turn-key Billing Solution -Streamlined Integration for speed to market with Modular, Open Design -Simulation for profitable business models

CUSTOMER CARE MODULE
Transactive Customer Care enables CSRs to:
Add new customers
Add contacts to customers
Create and manage subscriptions to offers Set up billing information Create and view accounts between clients and service providers Create discounts and rebates Create, assign and view payments Manage Customer Disputes

Highly Flexible, Customizable Web-based Interface Built on an open and flexible architecture Java classes Servlets JavaServer Pages (JSP) technology Rebrand and change the look and feel of the UI Enables customization of workflows to suit business processes Enables integration of Transactive UIs in another web-based system Fast and easy deployment to CSR desktops Simplified mass deployment to CSR desktops Compatibility with any kind of web browser
3 tier architecture based on application servers (Tomcat)

Server Components
IPTV end WEBTV Middleware Portal (1)
Highdeal Rating/Billing Server (1)
Database Server (2}
MS DRM Server (1)

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Provision of Installation Materials
In addition to the proposed equipment, the following will be provided by BNS during the installation and commissioning of the proposed system:-

Inter-rack Cables
Data connectors
Installation tools end testing equipment

Not Included
The followings are not included in the proposal and might need to be provided by M2B:-

Equipment Rack
Long range structure wiring
IP Switch/Router fur intra-headend connectivity Gateway Switch/Router for public internet connectivity Video Server Video Encoder

                                   SCHEDULE 2

AGIS further represents and warrants to the Vendor with the intent that the provisions of this Schedule shall continue to have full force and effect notwithstanding Completion, that all the statements set out in this Agreement are true, complete and accurate:

i.    Information

      (a) The facts set out in the recitals to this Agreement and in this Agreement are true, complete and accurate in all material respects and all information contained herein and which has been given by any of the directors or officers or professional advisers of the Group to any of the directors or officers or professional advisers of the Vendor in connection with this Agreement was when given true, complete and accurate in all respects and after making due and careful enquiries the Group is not aware of any fact or matter not disclosed in writing to the Vendor which renders any such information untrue, inaccurate or misleading or the disclosure of which might reasonably affect the willingness of the Vendor to purchase the Consideration Shares or the price at or terms upon which the Vendor would be entitled to.

      (b) The Group will take all such steps within their power to provide all such information and documents with regard to the business and assets of the Group as the Vendor may reasonably require and will give the Vendor and its solicitors such assistance and facilities as they may reasonably require to enable them to fully investigate the accuracy of the warranties herein contained.

ii.   Memorandum and Articles of Association

      (a) The copies of the Memorandum and Articles of Association or Bye-laws of each of the entities within the Group delivered to the Vendor is a true copy.

      (b) There is no provision in the Memorandum and Articles of Association or Bye-laws of each of the entities within the Group and no provision of any existing contract, agreement or instrument binding on each of the entities within the Group that any of its assets or property which has been or would be contravened by the execution and delivery of this Agreement arid such other documents and instruments as are contemplated in this Agreement or by the performance or observance by the Group of any of the terms hereof or thereof.

iii.  Dividends

      No dividends or other distributions of profits have been declared made or paid by the Group since the Last Accounting Date and all dividends or distributions of profits declared made or paid since the date of incorporation of each of the Group have been declared made or paid in accordance with its Articles Of Association or Bye-laws.

iv.   Legal Matters

      (a) Each of the entities within the Group has full power and authority to carry on its business as now or previously carried on, in particular, each of the entities within the Group has the requisite approvals and authority under the present certificate to carry on its business as now or previously carried on.

      (b) There are no claims, actions, suits, proceedings, labour disputes or investigations pending or, threatened, before any national, state or local court or governmental or regulatory authorities, domestic or foreign, or before any arbitrator of any nature, brought by or against any entity within the Group, or any of their officers, directors, employees or agents involving affecting or relating to the Group or transactions contemplated by this Agreement, nor is any basis known to any directors or officers of each of the entities within the Group for any such action, suit, proceeding or investigation.

      (c) Each of the entities within the Group has not gone into liquidation or passed any resolution or winding up, nor has any petition for winding up or for each of the entities within the Group to be placed under judicial management been presented against or by each of the Group. No receiver or receiver or manager of the undertaking or assets (or any part thereon of each of the entities within the Group has been appointed or is threatened or expected to be appointed.

      (d) Each of the entities within the Group has not defaulted nor is it in default of any of its obligations or undertakings contained in any contracts, agreements or instruments binding on it or any of the assets or property of each of the entities within the Group nor has any event of default (however termed) occurred or is continuing under any such contracts, agreements or instruments nor has any borrowing or indebtedness of each of the entities within the Group whether as principal or surety become or is capable of being declared payable prior to its stated maturity.

      (e) Each of the entities within the Group has and will have full power and authority and has taken all necessary corporate action and obtained all requisite corporate approval to enter Into and perform this Agreement which constitute or will constitute valid and binding obligations on it in accordance with the terms hereof, in particular, the issue of the Consideration Shares herein has been approved by each of the entities within the Group in general meeting.

v.    Business

      (a)   Since the Last Accounting Date:-

            (1) the business of each of the entities within the Group has bean continued in a normal manner;
            (2) neither the turnover nor the financial nor trading position of any of the entities within the Group has adversely and materially changed;
            (3) each of the entities within the Group has not borrowed any money;
            {4) each of the entities within the Group has not learnt of any circumstances making bad or doubtful any debt;
            (5) there has been no change in any method of accounting or accounting practice of each of the entities within the Group nor has any of them kept its hooks of accounts, files and records other than in the ordinary course and other than in accordance with existing practice.

      (b}   Since the Last Accounting Date:-

            (1) the business of each of the entities within the Group has not been materially or adversely affected by the loss of any important customer or by any abnormal factor not affecting similar businesses to a like extent; and

            (2) after making due and careful enquiries is not aware of any facts which are likely to give rise to any such effects.

      (c) Each of the entities within the Group has all the necessary licences and consents for the proper carrying out of its business. All statutory, municipal and other requirements applicable to and all conditions applicable to any licences and consents involved in the carrying out of the business of each entity as now or previously carried an have been complied with and each entity is not aware of any intended or contemplated refusal or revocation of any such licence or consent.

vi.   Assets

      (a) No statutory or contractual notices have been served on each of the entities within the Group in respect of its assets or property which in any way might impair. prevent or otherwise interfere with use of each of the entities within the Group or proprietary rights in such assets property.

      (b) All the fixed and movable equipment and vehicles used in connection with the business of each of the entities within the Group and all other assets of or represented as belonging to each of the entities within the Group are the absolute property of such entity save as those held under hire purchase or lease or rental agreements and each of the entities within the Group has not defaulted In any of the material provisions of any hire or hire purchase or lease or rental agreement, or agreement for payment on deferred terms or bill of sale or trading contract to which it is a party and each entity has observed and performed all the terms and conditions on its part to be observed and performed in all such agreements trading contracts and bills.

      (c) Where any of the assets of each of the entities within the Group or property comprise receivables or debts due to Reel] entity (including those arising from loans, credit facilities made by each entity and hire purchase agreements and lease agreements entered into by each entity), that each of the entities within the Group has not assigned whether by factoring, forfeiting, absolutely or by way of security), transferred, pledged, encumbered, charged, sold or disposed of such receivables or debts or agreed to do any of the aforesaid.

vii.  Contracts

      (a) No uncompleted contract or commitment of a Material Amount has been entered into or incurred by each of the entities within the Group which:-

            (1) is outside its ordinary and proper course of business or is of an onerous or long-term nature; or

            (2) involves or is likely to involve obligations or liabilities which by reason of their nature or magnitude ought reasonably to be made known to the Vendor.

            For the purpose of this paragraph, "Material Amount" means an amount which by itself or in the aggregate exceeds US$10,000.

      (b)   Each of the entities within the Group:

            (1) does not, since the Last Accounting Date, have any material capital commitment or will pending Completion undertake any material capital commitment and for the purpose of this paragraph "material capital commitment" means commitment(s) which by itself or in the aggregate exceeds US$10,000/-.


            (2) is not a party to any contract which cannot be terminated by three months' notice or less or (where not reduced to writing) by reasonable notice without giving rise to any claim for damages or compensation; and

            (3) has not committed any breach of any of its obligations or any of the terms and conditions of any material contract and will continue to perform all such obligations and to observe all such terms and conditions up to Completion.

      (c) Each of the entities within the Group has nut by reason of any default by it in any of its obligations become hound or liable to be called upon to repay prematurely any loan capital or borrowed monies,

      (d) There are no existing contracts or engagements to which any of the entities within the Group is a party and in which any shareholder and/or director of each of the Group is interested.

      (e) The terms of all leases, tenancies, licences, concessions and agreements of whatever nature to which each of the entities within the Group is a party hove been duly complied with by all the parties thereto and no such lease, tenancy, licence, concession or agreement will become subject to avoidance, revocation or be otherwise breached or affected upon or in consequence of the making or implementation of this Agreement.

viii. Intellectual Property

      (a) No disclosure has been made to any person of any of the industrial know-how or any intellectual property rights or the financial or trade secrets of each of the entities within the Group save in the ordinary arid proper course of business of each of the entities within the Group and upon (in the case of industrial know-how) each of the entities within the Group having secured the confidential nature of any such disclosure.

      (b) There are no claims or threatened claims against each of the Group for infringement of:

            (i) the usage of any patent, registered designs, know-how or trade secrets, copyrights, trade marks, service marks, trade and business names or similar intellectual property rights (whether registered or not) (or which has been used) by it;

            (ii) the commercial monopoly rights of third parties or which has been disclosed to it by third parties under licence or similar arrangements and no such claims have been settled by the giving of any undertakings which remain in force.

ix.   Book Debts and Absence of Undisclosed Liabilities

      (a) None of the book debts which are included in the Accounts or which have subsequently arisen have been outstanding for more than 3 months, have realised or will realise in the normal course of collection their full value as included in the Accounts or in the books of each of the Group after taking into account the provisions for bad and doubtful debts in the Accounts.

      (b) None of the book debts which are included in the Accounts have been released on terms that any =ebtor pays loss than the net book value after any provision made in the Accounts as at the Last Accounting Date or have been written off or have proved to any extent to be irrevocable or is now regarded as being irrevocable.



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      (c)   There are no known reasons or circumstances why the book debts which are included in the Accounts should not be collectable, realisable and enforceable in full on their respective due dates.

      {d} Save as disclosed herein, each of the Group does not have any indebtedness or liability absolute or contingent, known or unknown relating to each of the Group, which is not shown or provided for in the Accounts. Except as shown in the Accounts, each of the Group are not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obliged in any other way to provide funds in respect of, of obliged in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person.

x. The records. statutory books and books of account of each of the entities within the Group arc duly entered up and contain true, full and accurate records of all matters to be dealt with therein and all such books and all records and documents (including documents of title) which are its property are in its possession or under its control and all returns required to he made to the Registrar of Companies or similar authority and any relevant authority have been duly and correctly made.

xi. The Accounts of each of the entities within the Group have been prepared in accordance with the applicable statutes and regulations (a true copy of the Accounts certified by the Secretary or a director of each of the Group has been delivered to the Vendor) and the Accounts of each of the entities within the Group have been prepared on a consistent basis in accordance with accounting principles, standards and practices generally accepted in Indonesia so as to give a true and fair view of the state of affairs of each of the entities within the Group at the Last Accounting Date and of the profits or losses for the period concerned.

xii. All lax Returns required to be filed before the Completion Date in respect of each of the entities within the Group have been (or will have been by the Completion Date) filed, and each of the Group has (or will have by the Completion Date) paid or otherwise made full provision or reserve in the Accounts for the payment of all Taxes required to be paid in respect of the periods covered by the Accounts up to and including the Last Accounting Date and has made full provision or reserve for the payment of all Taxes with respect to periods ended up to and including the Last Accounting Date. All Taxes in respect of the periods up to and including the Last Accounting Date of the Group have been paid or adequately provided for and there are no proposed additional tax assessment against it not adequately provided for in the Accounts.

      For purposes of this paragraph, "Tax Returns" means any return, report, information return or other document (including any related or supporting information} filed or required to be filed with the government in connection with the determination, assessment, collection or administration of any Taxes.



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